UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

Aveanna Healthcare Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40362	81-4717209
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Interstate North Parkway SE

Atlanta, Georgia 30339

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (770) 441-1580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $0.01 per share	AVAH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2021, the Board of Directors (the “Board”) of Aveanna Healthcare Holdings Inc., a Delaware corporation (the “Company”), expanded Class III of the Board from three to four directors and appointed Ms. Erica Schwartz, M.D., J.D., M.P.H. to fill the resulting vacancy. Dr. Schwartz will serve as a director until the Company’s 2024 Annual Meeting of Stockholders and until her successor shall have been elected and qualified, subject to her earlier death, resignation, retirement, disqualification or removal. Dr. Schwartz is expected to serve on the Board’s Clinical Quality and Compliance Committee.

Dr. Schwartz most recently served as the Deputy Surgeon General for the Department of Health and Human Services, in which role she led the United States’ public health deployment in response to the COVID-19 pandemic. Prior to this role, Dr. Schwartz spent 24 years in uniformed service, during which time she was promoted through the ranks to Rear Admiral of the U.S. Coast Guard, where she served as the Chief Medical Officer and Director of Health, Safety, and Work Life from 2015 to 2019. Previously, Dr. Schwartz served as the U.S. Coast Guard’s Chief of Health Services from 2013 to 2015 and Preventive Medicine Chief from 2005 to 2013. Dr. Schwartz is trained and board certified in Preventive Medicine. She received a Bachelor’s Degree in Biomedical Engineering from Brown University, an M.D. from Brown University School of Medicine, a Master of Public Health degree with a dual concentration in health services administration and occupational and environmental medicine from the Uniformed Services University of the Health Sciences, and a J.D. from the University of Maryland School of Law.

There are no arrangements or understandings between Dr. Schwartz and any other person pursuant to which Dr. Schwartz was appointed as a director of the Company. The Board has determined that Dr. Schwartz is independent under the applicable rules of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market.

Since the beginning of Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Dr. Schwartz had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

Dr. Schwartz will participate in the standard non-employee director compensation arrangements described under the section entitled “Executive Compensation—Director Compensation” in the Company’s prospectus, dated April 28, 2021, filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-254981).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEANNA HEALTHCARE HOLDINGS INC.

Date: May 19, 2021	By:	/s/ Tony Strange
Name: Tony Strange
Title: Chief Executive Officer